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Exhibit 5.1

June 3, 2016

Ciner Resources LP
Five Concourse Parkway, Suite 2500
Atlanta, Georgia 30328

Ladies and Gentlemen:
We have acted as special counsel to Ciner Resources LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2016 pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of:
(i) common units representing limited partner interests in the Partnership (“Common Units”);
(ii) preferred units representing limited partner interests in the Partnership (“Preferred Units”);
(iii) partnership securities representing limited partner interests or other equity securities of the Partnership (“Partnership Securities”);
(iv) warrants to purchase Common Units, Preferred Units or Partnership Securities (“Warrants”); and
(v) rights to purchase Common Units, Preferred Units, Partnership Securities or Warrants (“Rights”).
The securities referred to in the foregoing clauses (i) through (v) are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership, as amended, (ii) the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended, (iii) the Certificate of Formation of Ciner Resource Partners LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended, (iv) the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended, (v) the Registration Statement and the exhibits thereto and (vi) such other instruments and other certificates of public officials, officers and representatives of each of the General Partner, the Partnership and such other persons as we have deemed appropriate as a basis for the opinions expressed below.
In rendering each of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In rendering the opinions expressed in paragraphs 4 and 5 below, we have also assumed that (i) each of the agreements referred to therein and each of the Securities as to which we therein express a validity opinion will constitute the legal, valid and binding obligation of each party thereto (other than the Partnership), enforceable against each party thereto (other than the Partnership) in accordance with its terms, and will include or be governed by a contractual provision stating that such instrument shall be governed by the laws of the State of New York and (ii) the form and terms of any Securities, the issuance, sale and delivery of any such Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of the General Partner or the Partnership, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the General Partner or the Partnership, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed paragraphs 4 and 5 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.With respect to the Common Units to be offered and issued under the Registration Statement, such Common Units will be validly issued, and purchasers of such Common Units will have no obligation (solely by reason of their ownership of such Common Units) to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability (solely by reason of their ownership of such Common Units) to creditors of the Partnership for any of its debts, liabilities or other obligations, once (a) the General Partner has taken all necessary limited liability company action to authorize and approve (i) the issuance and delivery of such Common Units by the Partnership, (ii) the terms of the offering thereof and (iii) related matters and (b) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.
2.With respect to the Preferred Units to be offered and issued under the Registration Statement, such Preferred Units will be validly issued, and purchasers of such Preferred Units will have no obligation (solely by reason of their ownership of such Preferred Units) to make any contributions to the Partnership or any further payments for their purchase of such Preferred Units, and such purchasers will have no personal liability (solely by reason of their ownership of such Preferred Units) to creditors of the Partnership for any of its debts, liabilities or other obligations, once (a) the General Partner has taken all necessary limited liability company action to authorize and approve (i) the issuance and delivery of such Preferred Units by the Partnership, (ii) the terms of the offering thereof and (iii) related matters and (b) such Preferred Units have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.
3.With respect to the Partnership Securities to be offered and issued under the Registration Statement, such Partnership Securities will be validly issued, and purchasers of such Partnership Securities will have no obligation (solely by reason of their ownership of such Partnership Securities) to make any contributions to the Partnership or any further payments for their purchase of such Partnership Securities, and such purchasers will have no personal liability (solely by reason of their ownership of such Partnership Securities) to creditors of the Partnership for any of its debts, liabilities or other obligations, once (a) the General Partner has taken all necessary limited liability company action to authorize and approve (i) the issuance and delivery of such Partnership Securities by the Partnership, (ii) the terms of the offering thereof and (iii) related matters and (b) such Partnership Securities have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.
4.Each of the Warrants to be offered and issued under the Registration Statement and issued under a warrant agreement will constitute a valid and legally binding obligation of the Partnership, once (a) the General Partner has duly taken all necessary limited liability company action to authorize and approve the issuance and terms of such Warrants by the Partnership, the terms of the offering thereof and related matters, (b) such warrant agreement has been duly authorized and validly executed and delivered by the General Partner on behalf of the Partnership and by the warrant agent thereunder and (c) such Warrants have been duly executed and issued by the General Partner on behalf of the Partnership in accordance with the terms of such warrant agreement and paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.
5.Each of the Rights to be offered and issued under the Registration Statement and issued under a rights agreement will constitute a valid and legally binding obligation of the Partnership, once (a) the General Partner has duly taken all necessary limited liability company action to authorize and approve the issuance and terms of such Rights by the Partnership, the terms of the offering thereof and related matters, (b) such rights agreement has been duly authorized and validly executed and delivered by the General Partner on behalf of the Partnership and by the rights agent thereunder and (c) such Rights have been duly executed and issued by the General Partner on behalf of the Partnership in accordance with the terms of such rights agreement and paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.
Our opinions in paragraphs 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance),

reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to any contractual provisions relating to severability or separability.
Our opinions expressed herein are limited to (a) the Delaware Limited Liability Company Act, (b) the Delaware Revised Uniform Limited Partnership Act, (c) the Delaware Limited Liability Company Act and (d) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.
We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.
Very truly yours,
/s/ Andrews Kurth LLP